UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported): November 25, 2008


                                  Innovex, Inc.
                       -----------------------------------
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                       -----------------------------------
                 (State Or Other Jurisdiction Of Incorporation)


000-13143                                                41-1223933
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(Commission File Number)                    (I.R.S. Employer Identification No.)

3033 Campus Drive, Suite E180
Plymouth, MN                                                55441
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(Address Of Principal Executive Offices)                  (Zip Code)


                                 (763) 383-4000
                       -----------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2008, the Compensation Committee of the Board of Directors of Innovex, Inc. (the "Company") approved certain actions relating to outstanding option granted under the Company's 1994 Stock Option Plan, as amended (the "Option Plan") as described below.

The Option Plan provides that no optionee may be granted in any fiscal year one or more options to purchase an aggregate total of more than 100,000 shares of the Company's common stock. In fiscal year 2008, two options were issued in excess of this limit: an option to Terry M. Dauenhauer, the Company's Chief Executive Officer, to purchase 250,000 shares of the Company's common stock granted on April 16, 2008, and an option to Randy L. Acres, the Company's Chief Financial Officer, to purchase 125,000 shares of the Company's common stock granted on March 17, 2008.

In order to rectify the inadvertent issuance of options in excess of the limit of the Option Plan, the Compensation Committee approved the cancellation of the April 2008 option to Mr. Dauenhauer and the cancellation of 25,000 shares underlying the March 2008 option to Mr. Acres, representing the portion of such option that would otherwise vest on March 17, 2013. The Compensation Committee also amended the vesting of the March 2008 option to Mr. Acres such that the option for 100,000 shares vests as to one-fourth of the underlying shares on March 17, 2009, 2010, 2011 and 2012. The Compensation Committee granted Mr. Acres an option to purchase 25,000 shares on October 25, 2008 in anticipation of the partial cancellation and amendments to the March 2008 option described above.

In consideration of the agreement of Mr. Dauenhauer to cancel the April 2008 option, on November 25, 2008 the Compensation Committee granted Mr. Dauenhauer an option to purchase 250,000 shares of the Company's common stock outside of the Option Plan. This option was structured to have substantially the same terms as the cancelled April 2008 option, including an exercise price of $0.365 per share and vesting with respect to one-third of the option shares on April 16, 2009, 2010 and 2011. The exercise price of $0.365 per share is in excess of the closing price of the Company's common stock on November 25, 2008. The Compensation Committee also approved a grant to Mr. Dauenhauer of an option to purchase 25,000 shares of the Company's common stock with respect to the Company's fiscal year 2009. This option is addition to the option to purchase 100,000 shares of the Company's common stock granted to Mr. Dauenhauer on October 23, 2008 and is designed to provide a further long-term equity incentive consistent with the Compensation Committee's initial consideration of options for Mr. Dauenhauer with respect to fiscal year 2009. The option to purchase 25,000 shares was also granted outside of the Option Plan, but with substantially the same terms as the October 23, 2008 option, including an exercise price of $0.165 per share and vesting with respect to one-third of the underlying shares on October 23, 2009, 2010 and 2011. The exercise price of $0.165 per share is in excess of the closing price of the Company's common stock on November 25, 2008.

ITEM 9.01 Financial Statements And Exhibits.

Exhibit No.    Description
-----------    -----------------------------------------------------------------
10.1           Stock Option Agreement by and between Innovex, Inc. and Terry
               Dauenhauer dated November 25, 2008
10.2           Stock Option Agreement by and between Innovex, Inc. and Terry
               Dauenhauer dated November 25, 2008

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     INNOVEX, INC.

                                                     By: /s/ Terry M. Dauenhauer
                                                         -----------------------
                                                         Terry M. Dauenhauer
                                                         Chief Executive Officer

Date: December 1, 2008